Exhibit 10.2

SAHARA BUSINESS CENTER

OFFICE SERVICE AGREEMENT

This Executive Office Service Agreement is made on November 10,2014 between SAHARA Business Center (“SBC”) and Todex Corp. (“Tenant”) and hereby agrees as follows:

OFFICE SERVICES Tenant will use its space, SUITE 219 exclusively as an office and only for the business stated in this Agreement or subsequently agreed with us. The whole of the business remains SBC’s property and SBC retains legal possession and control of the Center and the office assigned to you. This Agreement is not a lease, rental agreement or any other interest in real properly. Tenant may not sublease, assign or encumber the space used by it. Tenant shall not use the office(s) for lodging, sleeping or any immoral or illegal purposes.

SBC agrees to offer the Services to Tenant described in EXHIBIT A. Lease will commence on the 10 day of November, 2014 for a period of month to month (the “Initial Term”).

OFFICE SERVICE FEES Tenant agrees to pay SAHARA Business Center during the term of this Agreement a Monthly Office Service Fee of $330 or otherwise stated in Exhibit A- Summary and Exhibits. Fees will be payable in advance and due on the first day of the month without notice. In addition to Office Service Fee, Tenant understands that certain Monthly Recurring Fees will be incurred as part of the services undertaken by Tenant. These Monthly Recurring Fees are set forth and calculated in EXHIBIT A. Tenant understands any additional charges may include, but will not be limited to charges for postage, shipping, copies, facsimiles, local and long distance charges, conference room usage administrative services, office setup fees, telephone/internet installation fees, applicable taxes and any other expenses incurred on Tenant’s behalf of SBC. The billing cycle for most Additional Charges will close on the last business day of each month and will be listed on the following months’ invoice.

LATE FEES If the Monthly Office Service Fee and other billed services charges are not paid by the 5th of the month, Tenant will pay a late fee of 10% of the outstanding invoice amount. Accepting a late payment will not result in a waiver of SAHARA Business Center’s right to declare a default the next time that the payment is late. If a tenant check is returned for any reason Tenant will pay an additional charge twenty-five dollars ($25.00) per returned check and, for the purposes of considering default and/or late charges, it will be as if the payment represented by the returned check had never been made. All payments to SAHARA Business Center must be in US certified funds. If payment has not been made after the 10th of the month, SBC has the right to deny Tenant access to the building and their office and will commence removal and storage of any and all effects and property of Tenant. SAHARA Business Center reserves the right to dispose of it any wav we chose without owing any responsibility for it or any proceeds of sale. Tenant may be required to pay all costs or such removal and for all fees associated with SBC s efforts to collect any sums due from under this Agreement, including but not limited to all attorney's fees and costs and removal of items from Tenant’s office.

REFUNDABLE DEPOSIT Upon delivery of this executed agreement, Tenant will pay SBC a Refundable Deposit equal to Monthly Office Service Fee of $330 Refundable Retainer will not be kept in a separate account from other funds of SAHARA Business Center and no interest will be paid to you on this amount. The Refundable Retainer may be applied to outstanding charges at any time at our discretion. We have the right to require that you replace retainer funds that we apply to your charges. At no time can the Refundable Deposit be used in lieu of Office Service Fee. At the end of the term of this Agreement, if Tenant has satisfied all payment obligations, SBC will refund this retainer within fourteen (14) days from date of vacancy.

SAFETY Tenant will not store or use anything which will create a fire or theft hazard, cause noise, create a smell, use abnormal amounts of electricity, create a nuisance, cause an increase in SAHARA Business Center's insurance premiums or cancellation of its insurance or offend SAHARA Business Center’s other tenants, No firearms shall be permitted. Tenant will not bring any animals other than seeing-eye dogs in SBC of blind persons into the office. Other than a personal computer, desktop printer, facsimile machine or small desktop appliances, Tenant will not bring any other office equipment or kitchen appliances onto the premises without written permission from SAHARA Business Center. Tenant shall not prop open any corridor doors, exit doors or door connecting corridors during or after business hours. All corridor, halls, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than egress and ingress. Tenant can only use public areas with the consent of SAHARA Business Center and those areas must be kept neat and attractive at all times. Smoking is not permitted anywhere within the building containing the office.

SIGNAGE Tenant shall not affix anything to the windows or any other part of the office (s) or the Center or make alterations or additions to the offices or the Center without the prior written consent of SAHARA Business Center. No advertisements or identifying signs, other than provided by SAHARA Business Center, or other notices shall be inscribed, painted or affixed on any part of the corridors, doors of public areas.

SOLICITING Canvassing or soliciting other tenants for any business or other purposes in the common areas of the building is prohibited. Tenant may not conduct business in the hallways, reception areas or any other area except in its designated office(s) or conference rooms.

SPECIAL WIRING If Tenant requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Tenant’s expense and with SAHARA Business Center’s written consent. Tenant will also be responsible for reverting back the installation upon vacancy.

OFFICE RELOCATION SAHARA Business Center reserves the right to move Tenant to another office within the facility of similar size and with similar amenities. SAHARA Business Center will give Tenant thirty (30) days advance notice of the move and will pay all costs associated with the move.

TENANT CONDUCT Tenant’s employees and guests shall conduct themselves in a businesslike manner, the noise level will be kept to a level so as not to interfere with or annoy other tenants and Tenant will abide by SAHARA Business Center directives regarding security, keys, building access cards parking ana other such matters common to all occupants. SAHARA Business Center reserves the right to make such other rules and regulations as in its judgment may from time to time be needed for the safety of tenants, care and cleanliness of the offices.

RENEWALS & MONTHLY RENEWALS Should tenant decide to renew a lease with SAHARA Business Center, a written notice of intent must be given at least thirty (30) days prior to lease expiration. If no notice is provided, the lease agreement will continue on a month-to-month term and will follow the same Agreement terms and conditions. At SBC's option, the Monthly Office Service may increase to current market value, or up to 5% each month. Tenant must also give thirty (30) days prior notice to vacate space. There will be no pro-rate for partial month use. If tenant chooses to relocate offices within SAHARA Business Center, tenant will be responsible for costs related to telephone, internet and fax activation.

TERMINATION Should tenant decided to vacate the premises upon lease termination, tenant must give a written notice of intent to vacate no later than thirty (30) days before the expiration of this Office Services Agreement, and vacate the premises at the end of the then current term. If the Tenant does not so advise SAHARA Business Center then the Office service Agreement win renew on a month-to-month term and fees may increase to current market value, up to 5%. Tenant will still be required to provide a thirty (30) day notice of intent to vacate thereafter. The fixed Monthly Office Service Fee will be due for the entire month and there will be no pro-rate tor a partial month use. A cleaning fee of $40 per office will be charged upon vacancy. All property belonging SAHARA Business Center will remain in the office.

When this Agreement is terminated because the term has expired or otherwise, your right to occupy the Center is revoked. You agree to remove your personal property and leave the office as of the date of termination. If Tenant does not remove any personal property by the end of the term, Tenant shall be conclusively presumed to have conveyed and SAHARA Business Center reserves the right to dispose of it any way we chose without owing you any responsibility for it or any proceeds of sale. At SAHARA Business’ discretion, Tenant maybe required to pay all costs of such removal upon demand. Prior to Tenant vacating the office, we reserve the right to show the office(s) to prospective tenants and will use reasonable efforts not to disrupt your business. At the expiration of this Office Service Agreement, Tenant will promptly vacate the office(s) and surrender possession of the office(s) to SAHARA Business Center in the same condition as when first occupied by Tenant, normal wear and tear excepted to the office, turn in all Keys, building/ office access cards, and other items issued to tenant under this Agreement to the office, and provide SAHARA Business Center with a forwarding address and telephone number. Additional charges may apply if office requires cleaning and/or damage repair beyond normal usage as well as for furniture reconfiguration to restore offices back to their original condition and monies will be deducted from original deposit, You agree not to file a change of address form with the postal service as filing of a change of address form may forward all mail addressed to the Center to your new address. For a period of thirty (30) days after the expiration of this Agreement, SAHARA Business Center will provide your new phone number and address to all incoming callers during business operating hours and will hold or forward your mail, packages and facsimiles. Any postage fees incurred by forwarding will be billed to tenant and my be deducted from tenant deposit. After thirty (30) days you may request continuation of this service by signing up for a month-to-month Virtual Office Plan. SAHARA Business Center reserves the right not to renew or to terminate without notice Tenant’s Office Services Agreement for any violation of the terms and conditions of the Agreement or for conduct deemed grossly inappropriate or offensive to others as determined by SAHARA Business Center’s management and its officers.

INTERNET Monthly Office Service Fee includes Cable Internet Connection to office. Use of ‘Proxy” servers or other network sharing technologies for purposes of avoiding per user license fees is explicitly prohibited. The right to use the Internet Service is not transferable. Internet service and any other service provided by SAHARA Business Center may only be used for lawful purposes. Transmission or storage of any information data, or material in violation of any US Federal. State, or local law is prohibited. Tenant is prohibited from using the Internet access to transmit threatening material or transmit or receive obscene material. SAHARA Business Center has the right to suspend Cable Inter service at and time if tenant’s use violates these terms for Internet service use. SBC makes no warranties of any kina, whether expressed or implied for the service it is providing. SBC disclaims warranty of merchantability for any damages you suffer from loss of data resulting from delays, non-deliveries, misdeliveries, or service interruptions caused by its own negligence or your errors or omissions or due to in advertent release or disclosure of information sent to you. SBC is not responsible for your personal files residing on the Internet Building Service and has the right to delete all data, files or other information that is stored in your accounts, if your account is terminated, for any reason, by either you or SBC. You agree to indemnify and hold harmless SBC from any claims resulting from your use of the service which damages you or another party or parties.

BUILDING ACCESS SBC will supply swipe cards at an activation cost of $10 each per person. If an electronic access card is lost, Tenant must inform SBC immediately so that access to building can be terminated, and a new access card will be assigned and a $10 fee will be charged. Tenant shall not alter or tamper with any lock or install additional locks or bolts on any door. At the termination of this agreement, Tenant must return all access cards assigned, or a $10 fee will be charged for each missing access card; if not. monies can be deducted from Tenant's Refundable Deposit. 24/7 building access is available to full-time office tenants of the Center via Security Access Card. After hour’s usage of Business Center and conference rooms available upon request. Should Tenant be default of the terms and conditions of this Agreement for any reason, SAHARA Business Center has the right to revoke access without notice. Tenant shall close and securely lock all doors and shut off lights and other electrical apparatus upon departure. Any damage resulting from failure to do so shall be paid by Tenant.

HOLIDAYS SBC and the Business Center will be closed on the following holidays: New Year's Day, Presidents Day, Memorial Day, Independence Day Labor Day, Veterans Day, Thanksgiving Day, Family Day (observed the Friday after Thanksgiving Day) and Christmas Day. lf any holiday should fall on a Saturday, the holiday will be observed on the Monday after the holiday. A half day will be observed on Christmas Eve Day and New Year's Eve, SBC Staff will be from 9:30am-1pm. On all other holidays, although SBC Staff will not be in the building, the Business Center will be accessible to the Tenants. SBC reserves the right to modify the holiday schedule and will inform Tenants in advance if changes are made.

PARKING Unassigned, surface parking on the West side of the building is available to all tenants and their guests. Should covered parking become available, tenants may request a covered parking space at an additional cost to be determined at that time.

BUSINESS LICENSE Tenant may choose to provide SBC with a copy of their business license to keep on file.

FURNITURE Standard workstation office furniture package(s) as designed by SAHARA Business Center is included in certain designated offices. All furniture supplied to Tenant through its exclusive use will remain at SAHARA Business Center at the expiration of this Agreement in the same condition as first delivered to Tenant, normal wear and tear accepted. If any repairs become necessary, SAHARA Business Center will cause the repairs to be made and, if repairs are necessitated by Tenant’s misuse or abuse, the repair charges will be billed to Tenant's account and may be taken from Tenants’ deposit. Tenant is not authorized to order any repairs or to make any repairs itself. Tenant shall not remove SAHARA Business Center owned furniture, fixtures or decorative materials from the office(s) or building. Tenant agrees to use chair mats under the Executive Chairs and any damage from failure to use same shall be the responsibility of Tenant

SAHARA BUSINESS CENTER EMPLOYEES While your agreement is in force and for a period of six (6) months after it ends, you must not solicit or offer employment to any of our current employees, in the event of a breach of any obligation of Tenant contained in this paragraph. Tenant shall be liable to SBC for, and shall pay to SBC on demand, liquidated damages in the sum of six months of the employees’ salary, to be determined at the time of recruitment.

INVOICE BILLING DISPUTES All billing questions or charges Tenant wishes to dispute must be brought to SAHARA Business Center management’s attention within ninety (90) days of the invoice date for consideration. All efforts will be made by SAHARA Business Center to explain charges and resolve the dispute within 30 days. Tenant agrees to pay all undisputed charges in accordance with the terms and conditions or this Agreement. No adjustments will be made to invoices beyond ninety (90) days of the invoice date.

DEFAULT Tenant is in default under this Office Services Agreement if (a) Failure of Tenant to pay its Monthly Office Services Fee and Additional Charges when due and such default is not cured within five (5) business days of the due date;

 (b) Tenant does not comply with the terms and conditions of this Office Services Agreement: (c) or Tenant is not in compliance with any local, e, or federal law, statute or regulation c) The permanent departure from Accommodation by Tenant, which shall be defined as any period of non-use for thirty (30) days. In the event of such default. SAHARA Business Center will provide Tenant with written notice of such default and Tenant shall have ten (10) business days to cure such default. In the event that Tenant fails to cure any such default in the time period set forth herein, SAHARA Business Center shall have the option, without additional notice, to terminate this Office Services Agreement. In addition, in the event of default, SAHARA Business Center shall have the option to apply the Refundable Deposit to any outstanding sums owed under this Offices Services Agreement. In the event of default, Tenant will be liable for collection's fee and attorney's fees and expenses incurred by both collection agency or attorney and any other costs incurred by SAHARA Business Center as a result of the default.

ANNUAL INCREASE For Tenant Agreements of more than twelve (12) months. Tenant agrees that SBC can increase the Office Service Fee under this Agreement every twelve Г12) months to current market rate, up to 5%, whichever is greater. For Tenant Agreements less than twelve months, Tenant understands that SBC makes no representations or warranties regarding any increase in service rates upon termination or conclusions of the term.

LIMITATION OF LIABILITY Services provided pursuant to this Office Service Agreement are without warranty. Tenant’s sole remedy, and SBC’s sole obligation, for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Tenant’s billing in an amount equal to the charge for such services for the period during which the failure, delay, or interruption continues. Tenant expressly and specifically agrees to waive, and agrees not to make, any claim for damages, direct, indirect or consequential, including with respect to lost business or profits, arising out of any failure to furnish any service provided hereunder, any error or omission with respect thereto, or any delay or interruption of services. As to the services provided hereunder, any error or omission with respect thereto, or any delay or interruption of services. As to the services provided hereunder, SAHARA Business Center makes no express or implied warranty of merchantability or fitness for a particular purpose. In the event a dispute arises under this Office Services Agreement, Tenant agrees to submit the dispute to mediation. If mediation does not resolve the dispute, Tenant agrees that the matter will be submitted to arbitration pursuant to the procedure established by the American Arbitration Association. The decision of the arbitrator will be biding on the parties The non-prevailing party as determined by the arbitrator shall pay the prevailing party’s attorney's fees and costs of the arbitration. Furthermore, if a court decision prevents or SAHARA Business Center elects not to submit this matter to arbitration, then the non-prevailing party as determined by the court shall pay the prevailing party’s reasonable attorney’s fees and costs.

SAHARA BUSINESS CENTER LIABILITY Tenant agrees that SBC is not liable to Tenant for: (a) loss or damage to any document or other article by the US Postal Service, or any other licensed, common or private carrier delivery service; or loss or damage arising out of services provided by any telephone or internet SBC; (b) any personal or property injury or damage resulting from the acts or omissions of SBC employees, persons renting office space, conference rooms or services from SBC, their invitees, other persons occupying any part of or employed in the building of which SBC premises area a part, or their invitees, or for any injury or damage to persons or property caused by any person, except as any such loss or damage arises from willful or grossly negligent misconduct by SBC, its agents, or employees. In addition, SBC is not responsible for any loss as a result of our failure to provide a service as a result of a mechanical breakdown strike, delay, failure of team termination of our interest in the building unless we do so deliberately or are grossly negligent. We are also not liable for any failure until you have informed us in writing and given us reasonable time to correct it.

INSURANCE Tenant understands that the liability/property insurance carried by SBC does not insure against loss, damage, casualty or theft of or to any of Tenant’s business or personal property, wherever situated on or around Accommodation or the Business Center. It is the Tenants’ responsibility to provide insurance for their own property to which they bring to the business center and for their own liability to their employees and to third parties. SBC will not be responsible for any damage to Tenants personal belongings.

NOTICES Any notice under this Office Services Agreement will be in writing and will be sent via regular mail, email, certified mail with return receipt requested, or by an expedited service that provides proof of delivery based on the urgency of such notice to the last address of the party to whom notice is to be given, as designated by such party in writing.

IDEMNITY If a claim is made against SAHARA Business Center because of any action or inaction on the part of Tenant or its guests, customers, tenants, invitees or visitors, Tenant will immediately indemnify SAHARA Business Center and hold it harmless from those claims or causes of action. This indemnity includes not only the amount of any such claim, but also all of SAHARA Business Center’s costs in investigating and defending those claims in dealing with those claims as well as SAHARA Business Center's reasonable attorney's fees and costs of court. Further, in the event that any of SAHARA Business Center’s employees travel off-premises at the request of Tenant and that travel results in damages or exposes SAHARA Business Center to liability, then Tenant will indemnify SAHARA Business Center and hold it harmless from any such claims or damages. Tenants of SAHARA Business Center under this Office Services Agreement are advised to carry insurance to cover their own personal property and liability coverage(s).

NON-DISCLOSURE AGREEMENT Tenant shall not disclose monthly room rates or share any information regarding tenant’s room rate with any other occupying tenants.

GUARANTOR A guarantor is liable for all sums due under this Office Services Agreement, any extensions, and addenda executed contemporaneously with this Office Services Agreement, and for any other sums due from Tenant to SAHARA Business Center, no matter when or how incurred. SAHARA BUSINESS CENTER does not have to attempt collection from Tenant before proceeding against Guarantor. Guarantor will not be released unless SAHARA Business Center specifically releases Guarantor in writing signed by SAHARA Business Center. SAHARA BUSINESS CENTER reserves the right to deduct the current outstanding balance plus 3% penalty from the supplied credit card information in the event of delinquency without written notice. Any tenant may self guarantee themselves by providing a credit card on file. A separate credit card authorization form will be filed by tenant or guarantor.

This lease is standard for all tenants. Any modifications or amendments listed in Exhibit A supersede this lease.

SAHARA Business Center hereby designates its address as:
1810 East Sahara Avenue

Las Vegas, Nevada 89104

Telephone: 702.727.3886   Facsimile: 702.369.1290

ATTN: Jason Chang, property manager
Email: jason@saharabc.com

Initial /S/ VE

Sahara Business Center 1810 E Sahara Ave Las Vegas NV 89104 (p) 702.727.3886 (f) 702.369.1290

SAHARA BUSINESS CENTER

SERVICES PROPOSED

Services Included*

•

24 hour access

•

Month to month rental agreements

•

High speed internet

•

Wi-Fi throughout building

•

Lobby with waiting area and check-in counter

•

Live receptionist in lobby during business hours

•

Mail receiving

•

Shipping service & package handling

•

Eight (8) hours use of first floor conference

•

room or day office per month

•

Utilities & Central Air

•

Company name listed on building directory (upon availability)

•

On-site management

•

Kitchen with complimentary coffee & water service

•

Access to community copier & printer on first floor

•

100 complimentary b/w copies per month

•

Unlimited scanning

•

Unlimited outgoing & incoming faxes

•

Incoming fax delivery via email

•

Free on-site notary service

Optional Services

Covered parking

$35 per month

Postage & shipping services

20% over cost

Keycards

$10 each

Copies (in excess of complimentary)

5¢ Black & White

15¢ Color

Personalized door sign

$25 (upon availability)

Conference Room (in excess of complimentary)

$30/hour

$100/4hrs/day $150/full day

Day Office (in excess

of complimentary)

$20/hour

$60/4hrs/day

Service Fee

Carpet Cleaning Fee (charged upon departure)

$40

per

room

*Sahara Business Center reserves the right to make changes or adjustments to these services at management’s discretion

Initial /S/ VE

Sahara Business Center 1810 E Sahara Ave Las Vegas NV 89104 (p) 702.727.3886 (f) 702.369.1290

Sahara Business Center
Exhibit A - Summary of Services

                     COMPANY NAME     Todex Corp.

Tenant Name	Vladislav Ermolovich	Billing Name	Same as tenant
Address	4370 El Antonio PI.	Address
Address 2		Address 2
City	Las Vegas	City
State & ZIP	Nevada 89121	State & ZIP
Contact Phone	702-401-8308	Contact Phone
Cell Phone		Cell Phone
Fax Number		Fax Number
E-mail	Todexcorp@yandex.com	E-mail

	Office#	219	Term	MTM	Commencement Date	11/10/2014	Termination Date	TBD
FIXED MONTHLY RECURRING FEES
Room Rate								$330

						TOTAL TO BE BILLED MONTHLY		$330

FIRST MONTH RENT, PRORATED 11/10/14-11/30/14								$231
SETUP FEES Includes one keycard activation								$0
REFUNDABLE DEPOSIT Equal to One Month's Rent								$330
Will be refunded within 14 days from date of vacancy if all other payment obligations have been met
TOTAL AMOUNT DUE UPON MOVE-IN								$561.00

SAHARA BUSINESS CENTER LEASE AGREEMENT

ALL PARTIES HAVE READ AND UNDERSTAND THIS OFFICE SERVICES AGREEMENT AND AGREE TO ALL TERMS AND CONDITIONS.

SAHARA BUSINESS CENTER

Prepared by: Jason Chang

Signed _/S/ Jason Chang

Date:

November

10.2014

Title: Property Manager

ТENANT & GUARANTOR:

Signed /S/ Vladislav Ermolovich

Name (Printed): Vladislav Ermolovich

Title: Mr.           Date 11/10/14

GUARANTOR, if different from tenant:

Signed ______________________________________________

Name (Printed): ______________ Date ____________________

Endnotes

$100/full day

BILLING

Invoiced

via

Email

Initial /S/ VE

3

Sahara Business Center 1810 E Sahara Ave Las Vegas NV 89104 (p) 702.727.3886 (f) 702.369.1290